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                                                                    EXHIBIT 10.9

                                                                  EXECUTION COPY

                   FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT

          This First Amendment (this "FIRST AMENDMENT") to the Employment Agreement (the "EMPLOYMENT AGREEMENT"), dated as of June 29, 1999, by and between Gulf Wide Industries, L.L.C., a Louisiana limited liability company (the "COMPANY") and John M. Engquist (the "EMPLOYEE"), is dated as of August 10, 2001. As provided in Section 10.07 of the Employment Agreement, Head & Engquist Equipment, L.L.C., a Louisiana limited liability company and a wholly-owned subsidiary of the Company ("HEAD & ENGQUIST") has guaranteed the performance and payment by the Company of all obligations of the Company to Employee under the Employment Agreement. Each capitalized term which is used and not otherwise defined in this First Amendment has the meaning given to such term in the Employment Agreement.

          1.  AMENDMENTS TO THE EMPLOYMENT AGREEMENT.

          (a) TERM. The phrase "expiring on the fifth anniversary of the Effective Date" where used in the first sentence of Section 1.02 of the Employment Agreement is hereby deleted and the following is substituted therefore: "expiring on December 31, 2006".

          (b) BASE SALARY. The first sentence of Section 3.01 of the Employment Agreement is hereby amended to read as follows:

     "Employee shall be paid base salary (the "BASE SALARY") of $300,000 per annum, to be increased on January 1 of each year occurring on or prior to January 1, 2001 by an amount equal to 5% of the Base Salary for the prior year and to be increased on August 1, 2001 to $500,000 per annum, in each case, less deductions and withholdings required by applicable law."

          (c) BONUS. Section 3.02 of the Employment Agreement is hereby amended to read as follows:

     "After each calendar year of the Company during the Term, Employee shall be eligible to receive a cash bonus ("BONUS") of up to $500,000, which cash bonus shall be determined by the Company's Board of Directors consistent with the terms of this
     Section 3.02, based upon the attainment by the Company of the Company's applicable performance targets for such calendar year; PROVIDED, that, notwithstanding the foregoing, Employee's Bonus for calendar year 2001 shall be based upon the Company's EBITDA for such calendar year 2001 in the following manner: (x) if the Company's EBITDA for calendar year 2001 is greater than or equal to $58,700,000, then the Bonus for calendar year 2001 shall be equal to $500,000, (y) if the Company's EBITDA for calendar year 2001 is less than $52,830,000, then the Bonus for calendar year 2001 shall be zero and (z) if the Company's EBITDA for calendar year 2001 is equal to or greater than $52,830,000 and less than $58,700,000, then the Bonus for calendar year 2001 shall be equal to (i) $250,000 PLUS (ii) $250,000 MULTIPLIED BY P%, where "P%" is

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     equal to (A) the Company's EBITDA for calendar year 2001 MINUS
     $52,830,000 DIVIDED BY (B) $5,870,000; PROVIDED, FURTHER, that, notwithstanding the foregoing, with respect to any calendar year of the Company during the Term which occurs after calendar year 2001, (xx) if the Company achieves its applicable performance targets for such calendar year, then Employee's Bonus for such calendar year shall be equal to $500,000, (yy) if the Company achieves less than 90% of its applicable performance targets for such calendar year, then Employee's Bonus for such calendar year shall be zero and (zz) if the Company achieves 90% or more but less than 100% of its applicable performance targets for such calendar year, then Employee's Bonus for such calendar year shall be (I) $250,000 PLUS (II) $250,000 MULTIPLIED BY Q%, where "Q%" is equal to (AA) the percentage of the applicable performance targets for such calendar year achieved by the Company (expressed as a decimal) MINUS 0.90 DIVIDED BY (BB) 0.10. For purposes of this Section 3.02, the term "EBITDA" means, with respect to any calendar year under consideration, an amount equal to (a) consolidated gross profits from sales of the Company for such calendar year, minus selling, general and administrative expenses, plus (b) the sum of (1) any provision for interest expense, and (2) the amount of non-cash charges (including depreciation and amortization) for such calendar year as shown on the books and records of the Company. EBITDA shall in no event include any provision for income taxes, interest income, or any gains or losses from extraordinary items of the Company for such calendar year."

          (d) TERMINATION OF EMPLOYMENT. Clauses (c) and (d) of Article VI of the Employment Agreement are hereby amended to read as follows:

     "(c) (i) voluntary termination by Employee of Employee's employment hereunder due to a Constructive Termination (as herein defined) or (ii) termination by the Company of Employee's employment hereunder, upon 10 days prior written notice to Employee, for any reason other than as a result of a Good Cause Termination Event or Disability Termination Event (a "NO CAUSE TERMINATION EVENT"); or

          (d) voluntary termination by Employee of Employee's employment hereunder other than due to a Constructive Termination (a "VOLUNTARY TERMINATION EVENT"). For purposes of this Agreement, a "CONSTRUCTIVE TERMINATION" shall mean, without Employee's consent
     (i) the material breach by the Company of any of its material obligations under this Agreement, provided that such breach is not cured within 30 days after written notice by Employee to the Company's Board of Directors that such breach has occurred and will serve as cause for constructive termination, (ii) the Company's requirement, as a condition to Employee's continued employment, that Employee permanently be assigned to perform duties at a place located more than 30 miles from Baton Rouge, Louisiana, or (iii) the material reduction or diminution by the Company's Board of Directors of the duties, responsibilities or authority of the Employee, provided that such action is not cured within 30 days after written notice by Employee to the Company's Board of Directors that such event has occurred and will serve as cause for constructive termination."

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          (e) TERMINATION AS RESULT OF NO CAUSE TERMINATION. Section 7.03 of the
Employment Agreement is hereby amended to read as follows:

     "If Employee's employment hereunder is terminated as a result of the occurrence of a No Cause Termination Event, then Employee shall be entitled to receive (i) all Base Salary through the date of termination and any accrued and unpaid Bonus for any calendar year which ended prior to the date of termination, (ii) a portion of the Bonus that would accrue at the end of the calendar year in which such termination occurs, determined pro rata based upon the Company's actual performance and applicable performance targets during the period beginning on the first day of such calendar year and ending on the date of such termination, (iii) severance payments in an aggregate amount equal to one year of his Base Salary PLUS an amount equal to his most recent annual Bonus, without regard to any pro ration (which shall be paid in equal monthly installments over the one year period commencing on the date of such termination) subject, in each case, to withholding and other appropriate deductions. In addition, the Company shall provide medical insurance substantially similar to the medical insurance provided to Employee prior to the termination of his employment for the three consecutive months immediately following such termination."

          2. THE EMPLOYMENT AGREEMENT. In all other respects the Employment Agreement is ratified and shall, as so changed by this First Amendment, continue in full force and effect.

          3. GUARANTEE. Head & Engquist hereby guarantees the performance and payment by the Company of all obligations of the Company to Employee under the Employment Agreement, as amended by this First Amendment.

          4. COUNTERPARTS. This First Amendment may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          5. GOVERNING LAW. This First Amendment shall be governed and construed in accordance with the same laws as the Employment Agreement.

                                    * * * * *

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          IN WITNESS WHEREOF, the parties hereto have executed this First
Amendment to the Employment Agreement.

                                       GULF WIDE INDUSTRIES, L.L.C.



                                       By: /s/ Terence L. Eastman
                                           ------------------------------------
                                           Name:  Terence L. Eastman
                                           Title: Secretary


                                       HEAD & ENGQUIST EQUIPMENT, L.L.C.



                                       By: /s/ Terence L. Eastman
                                           ------------------------------------
                                           Name:  Terence L. Eastman
                                           Title: Chief Financial Officer


                                       /s/ John M. Engquist
                                       -----------------------------------------
                                       John M. Engquist